Exhibit 99.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (“Agreement”) is made and entered into as of October 30, 2008 (the “Effective Date”), by and between WIND RIVER SYSTEMS, INC., a Delaware corporation having its principal place of business at 500 Wind River Way, Alameda, California USA 94501 (“Wind River”), and SUNRISE TELECOM INCORPORATED, a Delaware corporation having its principal place of business at 302 Enzo Drive, San Jose, California 95138 (“Customer”).

RECITALS

WHEREAS, Wind River and Customer or an Affiliate (as defined in Section 2 below) of Customer have entered into the license agreements listed on Exhibit A attached to this Agreement (the “Covered License Agreements”);

WHEREAS, Wind River’s License Compliance Department has conducted a review of the usage and distribution by Customer and its Affiliates of Wind River products under the Covered License Agreements for the period from and after January 1, 1998 and ended June 30, 2008 (the “Covered Period”);

WHEREAS, after the completion of such review, Wind River and Customer disagree on the amount of license fees or royalty payments owing by Customer to Wind River under the Covered License Agreements with respect to the usage or distribution of Wind River products during the Covered Period;

WHEREAS, Wind River and Customer now desire to fully and finally compromise, settle, and discharge all claims, controversies, and demands that Wind River has and/or may have against Customer or its Affiliates for any license fees or royalty amounts or related finance, interest or late charges due, payable or owing to Wind River with respect to any and all use or distribution of Wind River products by Customer and its Affiliates during the Covered Period (collectively, the “Claim”).

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein and intending to be legally bound hereby, the Parties hereto covenant and agree as follows:

AGREEMENT

1. Customer shall pay to Wind River a total of US$737,021 in cash (the “Settlement Payment”) by wire transfer of immediately available funds to a bank account designated by Wind River according to the following payment schedule:

On or before October 31, 2008	$184,255.25

On or before November 30, 2008	$184,255.25

On or before December 31, 2008	$184,255.25

On or before January 26, 2009	$184,255.25

Wind River and Customer agree that the Settlement Payment shall be in respect of and allocated to the following:

(a)	consideration paid by Customer of $437,944 as payment for licenses in-arrears for use or shipments of Wind River products by Customer and/or its Affiliates during the Covered Period; and

(b)	consideration of $299,077 paid by Customer to be used towards new software licenses pursuant to and in accordance with the Target Application and License Agreement attached hereto as Exhibit B, which is hereby incorporated by reference in its entirety and which Wind River and the Customer will execute concurrently with the execution of this Agreement.

2. Subject to Customer’s compliance with the requirements of Section 1 above, Wind River hereby forever acquits, remises, discharges and releases Customer, and each of Customer’s directors, officers, employees and Affiliates (as defined below) from any and all claims, demands, obligations, losses, causes of action, damages, penalties, court-awarded sanctions, costs and expenses, whether known or unknown, that Wind River may now have or claim to have against Customer or its Affiliates with respect to the Claim. “Affiliates” of Customer shall mean Sunrise Telecom Incorporated and its controlled subsidiaries. “Affiliates” of Wind River shall mean Wind River Systems, Inc. and its controlled subsidiaries.

3. If Customer fails to comply with the requirements of Section 1 above on or before the dates specified in Section 1 above or if the transactions referred to in this Agreement are set aside, cancelled or voided by a court of law, equity or bankruptcy on or before the final payment is made to Wind River by Customer, Wind River shall have the right to terminate this Agreement and to exercise in full any and all rights available to Wind River at law and at equity to pursue a remedy with respect to the Claim. Other than as specifically provided for in this Section 3, if any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision and the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be completed as originally contemplated to the fullest extent possible.

4. The provisions of this Agreement will be held in strictest confidence by the Parties and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) the Parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) the Parties may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (c) the Parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

5. In granting the release herein, which includes claims which may be unknown to Wind River at present, Wind River acknowledges that it has read and understands Section 1542 of the California Civil Code, reproduced below:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Wind River hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

6. The Parties understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by Customer to Wind River or to any other person or entity, and that Customer makes no such admission.

7. As of the Effective Date, Wind River hereby represents that it has not filed any complaint, claims or actions against Customer or any of its directors, officers or employees with respect to the Claim with any state, federal or local agency or court. Wind River further agrees that so long as Customer fully performs Section 1 of this Agreement as provided herein, Wind River will not file any complaint, claims or actions against Customer or any of its directors, officers or employees with respect to the Claim with any state, federal or local agency or court.

8. This Agreement (including all Exhibits hereto) supersedes any and all prior agreements, representations or understandings, written or oral between the Parties regarding the Claim. This Agreement may only be amended by a writing signed by the Parties to this Agreement.

9. With the execution of this Agreement, the Parties hereto acknowledge and agree that they have carefully read and understand the terms of this Agreement; they have signed this Agreement freely and voluntarily and with full knowledge of its significance and consequences; and the only consideration for signing this Agreement is the terms stated herein and no other promise, agreement or representation of any kind has been made by any person or entity whatsoever to cause any Party hereto to sign this Agreement.

10. All amounts due hereunder shall be paid without any other deduction or set-off in respect of Taxes or otherwise. “Taxes” mean all taxes, levies, imposts, duties, fees, deductions, withholdings or other charges of whatsoever nature however imposed by any country or any subdivision or authority of or in that country in any way connected with this Agreement or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto. If any Tax or other deduction is required to be made by Customer under any applicable law, Customer shall pay both the full amount owed to Wind River plus the amount of any such Tax or other deduction so that Wind River will receive the same amount as it would have received had such Tax or other deduction not been required.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applicable to contracts made and to be performed entirely within California and solely by California residents, notwithstanding the actual residence of the Parties.

12. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns.

13. Neither Party will have the right to assign its rights under this Agreement without the written consent of the other Party, which consent will not be unreasonably withheld, except that either Party may assign this Agreement without consent to its Affiliates or in connection with the sale of all or substantially all of its assets; provided, however, that no such assignment by a Party shall relieve such Party from any of its obligations hereunder. Any attempted assignment in violation of the provisions of this Section will be void.

14. This Agreement may be executed in one or more counterparts and delivery of signatures by facsimile shall be acceptable.

15. All costs and expenses, including fees and disbursements of counsel, incurred in connection with this Agreement shall be paid by the party including such costs and expenses. In the event of any litigation or arbitration regarding this Agreement or the performance thereof, after final adjudication, the prevailing Party shall be entitled to recover its reasonable, documented costs, including reasonable attorneys’ fees, from the losing party in addition to any other relief awarded.

16. All disputes arising under this Agreement shall be brought exclusively in Superior Court of the State of California in Santa Clara County or the U.S. District Court for the Northern District of California in San Francisco, California, as permitted by law.

17. This Agreement shall not become effective until it has been signed by the duly authorized representatives of all Parties hereto and the signed execution pages delivered by each Party to the other.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, each of the Parties hereto has duly executed this Agreement as of the Effective Date.

WIND RIVER SYSTEMS, INC.	SUNRISE TELECOM INCORPORATED

By:	By: /s/ Kirk O. Williams

Name:	Name: Kirk O. Williams

Title:	Title: Chief Legal & Compliance Officer, Secretary

Date:	Date: October 30, 2008

EXHIBIT A

Covered License Agreements

Sunrise Telecom - License Agreements

Ref No.	Date	Agreement Number	Agreement Name	Parties
1.0.1	30-Jun-97	NA	End User License Agreement	ISI & Sunrise
1.0.2	21-Jan-99	NA	End User License Agreement	“ ”
1.0.3	3-Aug-00	NA	End User License Agreement	WR & Sunrise
1.0.5	28-Feb-99	SLA-99ST/A28	Software License Agreement Exhibit A	ISI & Sunrise
2.0.1	2-Dec-97	NA	End User License Agreement	ISI & Sunrise
2.0.2	23-Jun-00	NA	“	“
2.0.3	28-Jun-99	SLA-99ST/0628	Software License Agreement Exhibit A	ISI & Sunrise
2.0.4	31-Jan-00	NA	End User License Agreement	ISI & Sunrise
3.0.1	12-May-00	NA	End User License Agreement	ISI & Hukk Engineering
3.0.2	12-Jul-00	NA	End User License Agreement	“ ”
3.0.3	27-Jun-00	TDK-13832	End User License Agreement	“ ”
3.0.4	28-Jan-04	NA	Object Code License & Distribution Agreement
4.0.1	16-Jun-06	NA	Software Development License and Distribution Agreement	WR & Sunrise
4.0.2	16-Jun-06	NA	Exhibit A-1	“ ”
4.0.3	26-Jun-06	NA	Exhibit A-2	“ ”
4.0.4	20-Jul-06	NA	Target Application License Agreement	WR & Sunrise
4.0.5	20-Jul-06	NA	Exhibit A	“ ”
5.0.1	30-Oct-01	TDK-14086	Object Code License & Distribution Agreement	WR & Sunrise
5.0.2	11-Jun-04	TDK-13832	“	“ ”
5.0.3	27-Dec-00	NA	–	“ ”
6.0.1	18-Jan-05	NA	Enterprise License Agreement	WR & Sunrise
6.0.2	18-Jan-05	NA	Exhibit A-1	“ ”
6.0.3	18-May-05	NA	–	“ ”

EXHIBIT B

TARGET APPLICATION LICENSE AGREEMENT